EXHIBIT 5.1

December 3, 2007

The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, NJ 07645

Re:    Registration of Shares Pursuant to Employee Plans

Ladies and Gentlemen:

     This opinion is furnished in our capacity as special Maryland counsel to The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and registration by the Company of an aggregate of up to (i) 11,514,118 shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), in accordance with the terms and conditions of the A&P-Pathmark Amended & Restated 2000 Employee Equity Plan, and (ii) 780,000 shares of Common Stock (collectively with the 11,514,118 shares set forth in clause (i), above, the “Shares”) in accordance with the terms and conditions of the A&P-Pathmark Amended & Restated 2000 Non-Employee Directors Equity Plan (together with the A&P-Pathmark Amended & Restated 2000 Employee Equity Plan, the “Plans”). It is our understanding that this opinion will be filed as an exhibit to the Registration Statement. Capitalized terms used herein and not defined shall have the meanings given such terms in the Registration Statement.

     In connection herewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Articles of Incorporation of the Company, as amended and restated through September 6, 2007 (as filed as Exhibit 3.1 to the Registration Statement) (the “Charter”);

(b)	Amended and Restated Bylaws of the Company, as amended and restated through December 3, 2007 (as filed as Exhibit 3.2 to the Registration Statement);

(c)	those certain resolutions adopted on November 30, 2007 by the Board of Directors of the Company (collectively, the “Registration Statement Authorizing Resolutions”);

The Great Atlantic & Pacific Tea Company, Inc.
December 3, 2007

(d)	the Plans;

(e)	the Registration Statement;

(f)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated as of November 26, 2007;

(g)	such other certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

     With respect to this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to herein and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to all matters of fact, we have relied upon representations of officers of the Company.

     We have further assumed that (i) prior to issuance of the Shares, consideration for the Shares has been received in full, with such consideration consisting in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services to be performed; (ii) the Registration Statement, and any amendments thereto (including post effective amendments), will have become effective; (iii) the Shares are issued in accordance with the Plans; and (iv) to the extent that such Shares are issued upon exercise of options or other convertible securities, such options or convertible securities have been issued in accordance with Maryland General Corporate Law and exercised in accordance with their respective terms and the respective terms of each of the applicable Plans. We have also assumed that (i) all Shares will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (ii) the Shares, when issued, will not exceed the total number of shares of Common Stock available for issuance under the Charter less the number of shares now or hereafter reserved for issuance (other than the Shares).

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Maryland.

     Based upon and subject to the foregoing, we are of the opinion that, when the Common Stock has been issued in a manner consistent with the Plans and the assumptions provided above, and certificates evidencing the Shares have been executed, countersigned, registered and delivered in accordance with Maryland General Corporation Law, the Shares will be duly authorized, validly issued, fully-paid and non-assessable.

The Great Atlantic & Pacific Tea Company, Inc.
December 3, 2007

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. The opinions expressed herein are being delivered to you as of the date hereof in connection with the Application described hereinabove and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP